United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

March 5, 2021
Date of Report (Date of earliest event reported)

Priority Technology Holdings, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37872	47-4257046
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2001 Westside Parkway		30004
Suite 155
Alpharetta,	Georgia
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (800) 935-5961

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, $0.001 par value	PRTH	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of (1933 §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

                                        Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.
Merger Agreement
On March 5, 2021, Priority Technology Holdings, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Finxera Holdings, Inc. (“Finxera”), Prime Warrior Acquisition Corp., an indirect wholly owned subsidiary of the Company (“Merger Sub”) and, solely in its capacity as the representative of the stockholders or optionholders of Finxera (the “Equityholder Representative”), Stone Point Capital LLC. Priority will acquire, through a merger of Merger Sub with and into Finxera, the Finxera business. Finxera is a provider of deposit account management payment processing services to the debt settlement industry in the United States.

The Merger Agreement provides that, among other things and on the terms and subject to the conditions of the Merger Agreement, (a) Merger Sub will merge with and into Finxera (the “Merger”), with the separate existence of Merger Sub ceasing and Finxera continuing as the surviving entity of the Merger (the “Surviving Entity”); (b) at the effective time of the Merger (the “Effective Time”) each share of common stock, par value $0.01 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and non-assessable share of common stock, par value $0.01 per share, of the Surviving Entity; and (c) the shares of common stock of Finxera designated as “Class A Common Stock”, “Class B Common Stock” and preferred stock “Series C Participating Preferred Stock” issued and outstanding immediately prior to the closing of the transactions contemplated by the Merger Agreement (the “Closing”) will be converted into rights to receive certain cash and stock consideration and a contingent right to receive a portion of any payments made following the determination of the purchase price adjustments (a “Deferred Payment”).

Consideration for the Merger will consist of a combination of cash and stock, with the purchase price comprising of: (a) $425,000,000, plus (b) the aggregate value of the current assets of the Finxera and each of its subsidiaries (the “Group Companies”) less the aggregate value of the current liabilities of the Group Companies, in each case, determined on a consolidated basis without duplication, as of the close of business on the business day immediately preceding the date of the Closing (which may be a positive or negative number), plus (c) the sum of all cash and cash equivalents of the Group Companies as of the close of business on the business day immediately preceding the date of the Closing, minus (d) the amount of indebtedness of the Group Companies as of the close of the business day immediately prior to the date of the Closing, minus (e) the amount of unpaid transaction expenses, minus (f) 25% of the earnings of the Group Companies during the period between the signing of the Merger Agreement and the Closing.

Each option to purchase one or more shares of Class B Common Stock of Finxera issued pursuant to the Finxera Holdings, Inc. 2018 Equity Incentive Plan (the “Company Options”), vested as of immediately prior to the Closing (the “Vested Company Option”), that is issued and outstanding immediately prior to the Closing will be deemed to be exercised and converted into the right to receive a cash payment with respect to such Vested Company Option and a contingent right to receive a portion of any Deferred Payments.

The board of directors of the Company has unanimously (a) determined that the Merger Agreement and the transactions contemplated thereby are fair to, advisable and in the best interests of, the Company and the holders of shares of common stock, par value $0.001 per share, of the Company (the “Company Common Shares”) and (b) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, on the terms and subject to the conditions set forth in the Merger Agreement.

Conditions to the Merger

The completion of the Merger is subject to the satisfaction or waiver of certain customary mutual closing conditions, including (a) the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (b) the absence of any order, decree or ruling by any court of competent jurisdiction or other governmental entity action or action by court preventing the consummation of the transactions, (c) the receipt of Finxera stockholder approval, (d) Finxera’s relationships in respect of client accounts with certain contractual counterparties are in full force and effect and none of the corresponding counterparties have indicated an intent to terminate or modify the parties’ relationship in any material respect, (e) the Company Common Shares issuable in the Merger will have been authorized for listing on Nasdaq upon official notice of issuance; and (f) the Stockholders’ Agreement (as defined below) and the Registration Rights Agreement (as defined below) will be in full force and effect. The obligations of each party to consummate the Merger are also conditioned upon each of the other parties’ representations and warranties being true, subject to certain qualifications, all parties having performed in all material respects their obligations under the Merger Agreement, the absence of any material adverse effects and receipt of an officer’s certificate certifying that each party’s closing conditions under the Merger Agreement have been satisfied.

Additionally, the completion of the Merger is subject to Finxera having delivered all required consents of banking departments or other governmental entities, provided, however, that this condition may be waived upon the earlier of (i) November 12, 2021, or (ii) such date that the Company, Finxera and Finxera, Inc. (the “Licensee”) mutually agree to use reasonable best efforts to eliminate the need to obtain any outstanding consents by implementing an arrangement sufficient to enable Finxera to continue operating the business in any material jurisdictions as of the date of the Closing in compliance with all applicable law without a Money Transmitter License. In the event that the condition is waived for a material jurisdiction pursuant to clause (ii) above, the Company’s closing stock consideration will be reduced by $10,000,000, and if a non-material jurisdiction, Licensee will take all steps necessary to ensure compliance with applicable law.

Representations, Warranties and Covenants

The Merger Agreement contains customary representations and warranties of the Company, Merger Sub and Finxera relating to their respective businesses, financial statements and public filings, as applicable, in each case generally subject to customary materiality qualifiers. Additionally, the Merger Agreement provides for customary pre-closing covenants of the Company and Finxera, including covenants relating to conducting their respective businesses in the ordinary course and refraining from taking certain actions without the consent of the other party thereto. The Company and Finxera also agreed to use their respective reasonable best efforts to cause the Merger to be consummated and to obtain regulatory approvals or expiration or termination of waiting periods.

The Merger Agreement provides that, from the date of the Merger Agreement to the earlier of the date the Closing occurs or the termination of the Merger Agreement, Finxera will not: (a) solicit, initiate discussions or engage in any discussions relating to the possible acquisition of any material portion of the equity or assets of the Company (an “Acquisition Transaction”); (b) provide any non-public information or documentation with respect to Finxera or any of its subsidiaries relating to an Acquisition Transaction; or (c) enter into any definitive agreement effecting an Acquisition Transaction.

Termination

The Merger Agreement may be terminated by the mutual written consent of the Company and Finxera, and either the Company or Finxera may terminate the Merger Agreement if any governmental entity permanently, by final, non-appealable action, enjoins, restrains or prohibits the transactions contemplated by the Merger Agreement. The Merger Agreement may be terminated by either party thereto if (a) the other party breaches any representations or warranties, or does not comply with a covenant, contained in the Merger Agreement, and such breach is not cured, if capable of being cured, within the earlier of (i) thirty (30) days after written notice of such breach is delivered to the breaching party and (ii) two (2) business days prior to February 28, 2022, or (b) the transactions contemplated by the Merger Agreement have not been consummated by February 28, 2022, unless the failure to consummate such transactions is primarily the result of a breach by the party thereto attempting to terminate the Merger Agreement. Finxera may terminate the Merger Agreement (x) if all conditions to Closing have been satisfied or waived, (y) Finxera gives notice to the Company that Finxera will waive any unsatisfied condition and is prepared to close the transaction; and (z) the Merger is not consummated by the Company and Merger Sub within two (2) business days of the date that Finxera was ready, willing and able to consummate the Closing through such period.

If the Merger Agreement is terminated by the Company because the transactions have not been consummated by February 28, 2022, and every condition to consummate the transactions contemplated by the Merger Agreement has been satisfied and the Merger has not been consummated or if the Company is in material breach of the representations, warranties or covenants therein, then the Company may be required to pay Finxera a $22,500,000 termination fee.

Ancillary Agreements

The Merger Agreement provides that, in connection with the Closing, the Company will enter into certain ancillary agreements, including (a) a Stockholders’ Agreement, by and among the Company and certain stockholders of the Company (the “Stockholders’ Agreement”), pursuant to which, among other things, such parties set forth certain understandings, including with respect to certain governance matters and minority stockholder protections, and (b) an Amended and Restated Registration Rights Agreement, by and among the Company, certain stockholders of the Company, Trident Finxera Holdings LP (“Trident”) and the individuals or entities listed on the schedules thereto (the “Registration Rights Agreement”), pursuant to which, among other things, the Company will amend its Registration Rights Agreement in order to provide certain rights relating to the registration of shares of Company Common Shares issued to Trident and certain stockholders of Finxera.

Support Agreement

    In accordance with the terms of the Merger Agreement, Thomas C. Priore, the Thomas Priore 2019 GRAT, the Thomas C. Priore Irrevocable Insurance Trust U/A/D 1/8/2010 (the “Stockholders”) and Finxera have entered into that certain Support Agreement, dated as of March 5, 2021 (the “Support Agreement”), pursuant to which each of the Stockholder (a) agrees to execute and deliver the Stockholders’ Agreement and the Registration Rights Agreement on the date of the Closing and (b) after the date of the Support Agreement and prior to the date of the Closing, shall not sell, assign, transfer or otherwise dispose of any of such Stockholder’s Company Common Shares, unless as a condition to such sale, assignment, transfer or other disposition, each such transferee executes and delivers a joinder agreement to the Support Agreement in a form reasonably acceptable to Finxera, provided, that such Stockholder shall be permitted to sell up to an aggregate of 5% of such Stockholder’s Company Common Shares upon written notice to Finxera.

Debt Commitment Letter

On March 5, 2021, Priority Holdings, LLC (“Holdings”) entered into that certain debt commitment letter (the “Debt Commitment Letter”) with Truist Bank and Truist Securities, Inc. (collectively, the “Debt Commitment Parties”), pursuant to which, among other things, the Debt Commitment Parties have committed to provide Holdings with (a) $300,000,000 of term loan commitments (the “Initial Term Loan Facility”); (b) $290,000,000 of delayed draw term loan commitments (the “Delayed Draw Term Loan Facility”); and (c) a $40,000,000 revolving credit facility (the “Revolving Credit Facility” and together with the Initial Term Loan Facility and the Delayed Draw Term Loan Facility, collectively, the “Debt Financing”), in each case on the terms and subject to the conditions set forth in the Debt Commitment Letter. The proceeds of the Initial Term Loan Facility and the Revolving Credit Facility will be used, among other things, to refinance certain of Holdings’ existing indebtedness, to pay fees and expenses in connection with such refinancing and for working capital and general corporate requirements. The proceeds of the Delayed Draw Term Loan Facility will be used to finance a portion of the cash consideration in connection with the Merger and to pay fees and expenses in connection therewith.

The Debt Commitment Parties’ commitment to provide the Initial Term Loan Facility and the Revolving Credit Facility is subject to certain conditions, including (a) the negotiation and execution of definitive documentation in respect of the Debt Financing consistent with the Debt Commitment Letter (including certain customary closing deliverables); (b) the accuracy of certain representations and warranties in all material respects; the absence of defaults or events of default at the time borrowing; (c) prior or substantially simultaneous consummation of the transactions contemplated by the Equity Commitment Letter (as defined below); (d) delivery of certain historical and pro forma financial information in respect of the Company, Holdings and their respective subsidiaries; (e) obtaining a corporate rating from Moody’s Investors Service, Inc. and Standard & Poor’s Financial Services, LLC; (f) either (i) a successful marketing period in connection with the syndication of the Initial Term Loan Facility and the Revolving Credit Facility or (ii) substantially simultaneous satisfaction of the conditions precedent for the Delayed Draw Term Loan Facility; and (g) certain other customary closing conditions.

The Debt Commitment Parties’ commitment to provide the Delayed Draw Term Loan Facility is subject to certain conditions, including (a) consummation of the Merger in accordance with the Merger Agreement substantially concurrently with the borrowing under the Delayed Draw Term Loan Facility; (b) the negotiation and execution of definitive documentation in respect of the Debt Financing consistent with the Debt Commitment Letter (including certain customary closing deliverables); (c) delivery of certain historical and pro forma financial information in respect of the Company and Finxera and their respective subsidiaries; (d) the absence any events which shall constitute a material adverse effect; (e) the accuracy of certain specified representations and warranties in the Merger Agreement and in the definitive documentation in respect of the Debt Financing; (f) substantially simultaneous occurrence of the receipt by Stone Point Capital LLC of common equity of the Company as merger consideration; (g) pro forma leverage below a particular threshold; and certain other customary closing conditions.

Equity Commitment Letter

On March 5, 2021, the Company entered into that certain preferred stock commitment letter (the “Equity Commitment Letter”) with Ares Capital Management LLC (“ACM”) and Ares Alternative Credit Management LLC (“AACM” and together with ACM, the “Equity Commitment Parties”), pursuant to which, among other things, the Equity Commitment Parties have agreed to purchase perpetual senior preferred equity securities (the “Preferred Stock”) of the Company (a) to be issued in connection with the refinancing and repayment in full of certain Credit and Guaranty Agreements as described in the Equity Commitment Letter (the “Closing Date Refinancing”) (the “Initial Preferred Stock” and the issuance and sale thereof and certain warrants representing 2.50% of the fully diluted Company Common Shares at the Closing, the “Initial Preferred Stock Financing”) in an amount equal to (i) in the case of ACM, $90.0 million and (ii) in the case of AACM, $60.0 million, (b) to be issued in connection with the Merger (the “Acquisition Preferred Stock” and the issuance and sale thereof, the “Acquisition Preferred Stock Financing”) in an amount equal to (i) in the case of ACM, $30.0 million and (ii) in the case of AACM, $20.0 million and (c) available to be issued in connection with one or more acquisitions by the Company or its subsidiaries as permitted by the Equity Commitment Letter (the “Delayed Preferred Stock” and the issuance and sale thereof, the “Delayed Preferred Stock Financing” and together with the Initial Preferred Stock Financing and the Acquisition Preferred Stock Financing, the “Preferred Stock Financing”) an amount equal to (i) in the case of ACM, $30.0 million and (ii) in the case of AACM, $20.0 million.
The Company has also agreed to issue to the Equity Commitment Parties warrants to purchase shares of common stock of the Company equal to an aggregate of 2.5% of the outstanding shares of common stock at a nominal exercise price.
The Preferred Stock will require quarterly dividend payments initially equal to a LIBOR rate plus 12% per annum of the liquidation preference, of which at least LIBOR plus 5% is to be payable in cash and the remainder paid in kind. In certain circumstances, including if the Company does not pay the minimum cash dividend, the required dividend may be increased.
The Preferred Stock will be redeemable beginning two years after the first issuance of Preferred Stock at a price equal to 102% of the liquidation preference of the Preferred Stock plus any accrued and unpaid dividends or, beginning three years after the first issuance of Preferred Stock, at a price equal to the liquidation preference plus any accrued and unpaid dividends. Prior to two years after the first issuance, the Preferred Stock is redeemable at a make-whole rate. In the event of a change of control or liquidation event, the Company will be required to redeem the outstanding Preferred Stock.
The Preferred Stock will not have any voting rights except as required under Delaware law, but certain actions by the Company will require the consent of holders of a majority of the Preferred Stock. In addition, the Preferred Stock will include certain covenants restricting, among other things, restricted payments, the incurrence of indebtedness, acquisitions and investments.
The Equity Commitment Parties’ commitment to provide the Initial Preferred Stock Financing is subject to certain conditions, including (a) the occurrence of the Closing Date Refinancing; (b) the Debt Financing occurring on terms consistent in all material respects with the Debt Commitment Letter; (c) delivery of certain historical and pro forma financial information in respect of the Company and its respective subsidiaries; (d) obtaining a corporate rating from Moody’s Investors Service, Inc. and Standard & Poor’s Financial Services, LLC; (e) execution and delivery of the definitive documentation for the Preferred Stock Financing; (f) delivery by the Company to the investors of evidence of a bound buyer-side representation and warranty insurance policy; and (g) certain other customary closing conditions.

The foregoing descriptions of the Merger Agreement, the Support Agreement, the Debt Commitment Letter and the Equity Commitment Letter, and the transactions contemplated thereby, in this Current Report on Form 8-K are only a summary and do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements, copies of which are attached hereto as Exhibit 2.1 and Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 respectively, and incorporated herein by reference.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off Balance Sheet Arrangement of a Registrant

The information set forth in Item 1.01 in connection with the Debt Commitment Letter is incorporated by reference into this Item 2.03.

Item 3.02    Unregistered Sales of Equity Securities

The information set forth in Item 1.01 in connection with the Merger Agreement and the Equity Commitment Letter is incorporated by reference into this Item 3.02.

Item 7.01    Regulation FD Disclosure.
On March 8, 2021, the Company and Finxera issued a joint press release announcing the execution of the Merger Agreement and the entry into the foregoing transactions. A copy of the joint press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and the attached Exhibit 99.1 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Forward-Looking Statements
This Current Report on Form 8-K, including the exhibits hereto, contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are subject to risks and uncertainties and are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1993, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Where a forward-looking statement expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. The words “believe” “continue,” “could,” “expect,” “anticipate,” “intends,” “estimate,” “forecast,” “project,” “should,” “may,” “will,” “would” or the negative thereof and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s and Finxera’s control. Statements in this communication regarding the Company, Finxera, Merger Sub and the combined company that are forward-looking, including projections as to the anticipated benefits of the proposed transaction, the impact of the proposed transaction on the Company’s and Finxera’s business and future financial and operating results, the amount and timing of synergies from the proposed transaction, and the closing date for the proposed transaction, are based on management’s estimates, assumptions and projections, and are subject to significant uncertainties and other factors, many of which are beyond the Company’s and Finxera’s control. These factors and risks include, but are not limited to, (a) the risk that the proposed transaction may not be completed in a timely manner or at all; (b) the failure to satisfy any of the conditions to the consummation of the proposed transaction, including failure to obtain receipt of certain regulatory approvals; (c) the occurrence of any event, change or other circumstance or condition that could give rise to the termination of the Merger Agreement; (d) the effect of the announcement or pendency of the proposed transaction on the Company’s or Finxera’s business relationships, operating results and business generally; (e) risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the proposed transaction; (f) risks related to diverting management’s attention from the Company’s and Finxera’s ongoing business operations; (g) the outcome of any legal proceedings that may be instituted against the Company related to the Merger Agreement or the proposed transaction, (h) unexpected costs, charges or expenses resulting from the proposed transaction; (i) uncertainties as to the Company’s ability to obtain financing in order to consummate the Merger; (j) other risks described in the Company’s filings with the SEC, such as its Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K; and (k) other risk factors and additional information.
Item 9.01    Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
2.1†	Agreement and Plan of Merger, dated as of March 5, 2021, by and among the Company, Finxera, Merger Sub, and the Equityholder Representative.
10.1	Support Agreement, dated as of March 5, 2021, by and among the Stockholders and Finxera.
10.2	Debt Commitment Letter, dated as of March 5, 2021, between Priority Holdings, LLC and Truist Securities, Inc.
10.3	Preferred Stock Commitment Letter, dated as of March 5, 2021, among the Company and certain affiliates of Ares Capital Management LLC.
99.1	Joint Press Release, dated March 8, 2021.
99.2	Investor Presentation
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.
†	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 8, 2021

PRIORITY TECHNOLOGY HOLDINGS, INC.

By: /s/ Michael Vollkommer
Name: Michael Vollkommer
Title: Chief Financial Officer